UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 9, 2011
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-99.1
EX-99.2

Item 2.02 Results of Operations and Financial Condition.
On February 9, 2011, First BanCorp (the “Corporation”) issued a press release announcing its unaudited results of operations for the fourth quarter and year ended December 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.
The Corporation has included in this release the following non-GAAP financial measures: (i) the calculation of net interest income, interest rate spread and net interest margin rate on a tax- equivalent basis and excluding changes in the fair value of derivative instruments and certain financial liabilities, (ii) the calculation of the tangible common equity ratio and the tangible book value per common share, (iii) the Tier 1 common equity to risk-weighted assets ratio, (iv) the adjusted pre-tax, pre-provision income, and (v) certain other financial measures adjusted to exclude the effect of loans transferred to held for sale resulting from the execution of an agreement providing for the strategic sale of loans. Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP.
Net interest income, interest rate spread and net interest margin are reported on a tax-equivalent basis and excluding changes in the fair value (“valuations”) of derivative instruments and financial liabilities elected to be measured at fair value. The presentation of net interest income excluding valuations provides additional information about the Corporation’s net interest income and facilitates comparability and analysis. The changes in the fair value of derivative instruments and unrealized gains and losses on liabilities measured at fair value have no effect on interest due or interest earned on interest-bearing liabilities or interest-earning assets, respectively. The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate, as described in Exhibit A — Tables 2 and 3 of the attached Press Release (included herein as Exhibit 99.1). Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at statutory rates. Management believes that it is a standard practice in the banking industry to present net interest income, interest rate spread and net interest margin on a fully tax-equivalent basis. This adjustment puts all earning assets, most notably tax-exempt securities and certain loans, on a common basis that facilitates comparison of results to results of peers.
The following table reconciles the non-GAAP financial measure “net interest income on a tax-equivalent basis and excluding fair value changes” with net interest income calculated and presented in accordance with GAAP. The table also reconciles the non-GAAP financial measures “net interest spread and margin on a tax-equivalent basis and excluding fair value changes” with net interest spread and margin calculated and presented in accordance with GAAP.

Reconciliation of GAAP Net Interest Margin and Spread to Non-GAAP Net Interest Margin and Spread on a Tax-Equivalent Basis and excluding fair value changes on derivative instruments and liabilities measured at fair value (“valuations”)
(dollars in thousands)

	Quarter Ended					Year Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net Interest Income (in thousands)
Interest Income — GAAP	$192,806	$204,028	$214,864	$220,988	$243,449	$832,686	$996,574
Unrealized (gain) loss on derivative instruments	(903)	938	487	744	(2,764)	1,266	(5,519)

Interest income excluding valuations	191,903	204,966	215,351	221,732	240,685	833,952	991,055
Tax-equivalent adjustment	4,494	6,778	7,222	9,912	12,311	28,406	53,617

Interest income on a tax-equivalent basis excluding valuations	196,397	211,744	222,573	231,644	252,996	862,358	1,044,672

Interest Expense — GAAP	80,758	90,326	95,802	104,125	106,152	371,011	477,532
Unrealized (loss) gain on derivative instruments and liabilities measured at fair value	(813)	(526)	3,896	(989)	(247)	1,568	(45)

Interest expense excluding valuations	79,945	89,800	99,698	103,136	105,905	372,579	477,487

Net interest income — GAAP	$112,048	$113,702	$119,062	$116,863	$137,297	$461,675	$519,042

Net interest income excluding valuations	$111,958	$115,166	$115,653	$118,596	$134,780	$461,373	$513,568

Net interest income on a tax-equivalent basis excluding valuations	$116,452	$121,944	$122,875	$128,508	$147,091	$489,779	$567,185

Average Balances (in thousands)
Loans and leases	$12,185,511	$12,443,055	$13,025,808	$13,569,467	$13,777,928	$12,801,107	$13,460,562
Total securities and other short-term investments	3,863,532	4,640,055	5,485,934	5,526,589	5,505,527	4,873,837	5,865,662

Average Interest-Earning Assets	$16,049,043	$17,083,110	$18,511,742	$19,096,056	$19,283,455	$17,674,944	$19,326,224

Average Interest-Bearing Liabilities	$14,036,776	$15,002,168	$16,378,022	$16,910,781	$17,112,556	$15,560,623	$17,099,692

Average Yield/Rate
Average yield on interest-earning assets — GAAP	4.77%	4.74%	4.66%	4.69%	5.01%	4.71%	5.16%
Average rate on interest-bearing liabilities — GAAP	2.28%	2.39%	2.35%	2.50%	2.46%	2.38%	2.79%

Net interest spread — GAAP	2.49%	2.35%	2.31%	2.19%	2.55%	2.33%	2.37%

Net interest margin — GAAP	2.77%	2.64%	2.58%	2.48%	2.82%	2.61%	2.69%

Average yield on interest-earning assets excluding valuations	4.74%	4.76%	4.66%	4.71%	4.95%	4.72%	5.13%
Average rate on interest-bearing liabilities excluding valuations	2.26%	2.37%	2.44%	2.47%	2.46%	2.39%	2.79%

Net interest spread excluding valuations	2.48%	2.39%	2.22%	2.24%	2.49%	2.33%	2.34%

Net interest margin excluding valuations	2.77%	2.67%	2.51%	2.52%	2.77%	2.61%	2.66%

Average yield on interest-earning assets on a tax-equivalent basis and excluding valuations	4.86%	4.92%	4.82%	4.92%	5.21%	4.88%	5.41%
Average rate on interest-bearing liabilities excluding valuations	2.26%	2.37%	2.44%	2.47%	2.46%	2.39%	2.79%

Net interest spread on a tax-equivalent basis and excluding valuations	2.60%	2.55%	2.38%	2.45%	2.75%	2.48%	2.62%

Net interest margin on a tax-equivalent basis and excluding valuations	2.88%	2.83%	2.66%	2.73%	3.03%	2.77%	2.93%

The tangible common equity ratio and tangible book value per common share are non-GAAP measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill and core deposit intangibles. Tangible assets are total assets less goodwill and core deposit intangibles. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names. The following table is a reconciliation of the Corporation’s tangible common equity and tangible assets:

Tangible Common Equity
(In thousands, except per share information)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Tangible Equity:
Total equity — GAAP	$1,151,663	$1,321,979	$1,438,289	$1,488,543	$1,599,063
Preferred equity	(425,009)	(411,876)	(930,830)	(929,660)	(928,508)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(14,043)	(14,673)	(15,303)	(15,934)	(16,600)

Tangible common equity	$684,513	$867,332	$464,058	$514,851	$625,857

Tangible Assets:
Total assets — GAAP	$15,686,781	$16,678,879	$18,116,023	$18,850,964	$19,628,448
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(14,043)	(14,673)	(15,303)	(15,934)	(16,600)

Tangible assets	$15,644,640	$16,636,108	$18,072,622	$18,806,932	$19,583,750

Common shares outstanding	21,304	21,304	6,169	6,169	6,169

Tangible common equity ratio	4.38%	5.21%	2.57%	2.74%	3.20%

Tangible book value per common share	$32.13	$40.71	$75.22	$83.45	$101.44
The Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The Tier 1 common equity ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements. However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the Supervisory Capital Assessment Program, the results of which were announced on May 7, 2009. Management is currently monitoring this ratio, along with the other ratios discussed above, in evaluating the Corporation’s capital levels and believes that, at this time, the ratio may be of interest to investors.
The following table reconciles stockholders’ equity (GAAP) to Tier 1 common equity:

Tier 1 Common Equity to Risk-Weighted Assets
(Dollars in thousands)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Tier 1 Common Equity:
Total equity — GAAP	$1,151,663	$1,321,979	$1,438,289	$1,488,543	$1,599,063
Qualifying preferred stock	(425,009)	(411,876)	(930,830)	(929,660)	(928,508)
Unrealized gain on available-for-sale securities (1)	(17,718)	(30,295)	(63,311)	(22,948)	(26,617)
Disallowed deferred tax asset (2)	(37,515)	(43,552)	(38,078)	(40,522)	(11,827)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(14,043)	(14,673)	(15,303)	(15,934)	(16,600)
Cumulative change gain in fair value of liabilities accounted for under a fair value option	(2,185)	(2,654)	(3,170)	(951)	(1,535)
Other disallowed assets	(226)	(636)	(66)	(24)	(24)

Tier 1 common equity	$626,869	$790,195	$359,433	$450,406	$585,854

Total risk-weighted assets	$11,613,637	$11,930,854	$12,570,330	$13,402,979	$14,303,496

Tier 1 common equity to risk-weighted assets ratio	5.40%	6.62%	2.86%	3.36%	4.10%

1-	Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

2-	Approximately $71 million of the Corporation’s deferred tax assets at December 31, 2010 (September 30, 2010 — $64 million; June 30, 2010 — $71 million; March 31, 2010 — $69 million; December 31, 2009 — $102 million) were included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $38 million of such assets at December 31, 2010 (September 30, 2010 — $44 million; June 30, 2010 — $38 million; March 31, 2010 — $41 million; December 31, 2009 — $12 million) exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets,” were deducted in arriving at Tier 1 capital. According to regulatory capital guidelines, the deferred tax assets that are dependent upon future taxable income are limited for inclusion in Tier 1 capital to the lesser of: (i) the amount of such deferred tax asset that the entity expects to realize within one year of the calendar quarter end-date, based on its projected future taxable income for that year, or (ii) 10% of the amount of the entity’s Tier 1 capital. Approximately $6 million of the Corporation’s other net deferred tax liability at December 31, 2010 (September 30, 2010 — $7 million; June 30, 2010 — $12 million; March 31, 2010 — $5 million; December 31, 2009 — $5 million) represented primarily the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.
One non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress, is adjusted pre-tax, pre-provision income. Adjusted pre-tax, pre-provision income, as defined by management, represents net (loss) income excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and OTTI of investment securities, as well as certain items identified as unusual, non-recurring or non-operating.
From time to time, revenue and expenses are impacted by items judged by management to be outside of ordinary banking activities and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that management believes them to be nonrecurring. These items result from factors originating outside the Corporation such as regulatory actions/assessments, and may result from unusual management decisions, such as the early extinguishment of debt.
The following table reconciles (loss) income before income taxes (GAAP) to adjusted pre-tax, pre-provision income:

Pre-Tax, Pre-Provision Income
(Dollars in thousands)

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Loss before income taxes	$(158,016)	$(76,196)	$(86,817)	$(100,138)	$(49,891)
Add: Provision for loan and lease losses	196,347	120,482	146,793	170,965	137,187
Less: Net loss (gain) on sale and OTTI of investment securities	620	(48,281)	(24,237)	(30,764)	(24,387)
Add: Loss on early extinguishment of repurchase agreements	—	47,405	—	—	—

Adjusted Pre-tax, pre-provision income	$38,951	$43,410	$35,739	$40,063	$62,909

Change from most recent prior quarter — amount	$(4,459)	$7,671	$(4,324)	$(22,846)	$629
Change from most recent prior quarter — percent	-10.3%	21.5%	-10.8%	-36.3%	1.0%
To supplement the Corporation’s financial statements presented in accordance with GAAP, the Corporation provides additional measures of net income (loss), net income (loss) per diluted share, provision for loan and lease losses, provision for loan and lease losses to net charge-offs, net charge-offs, and net charge-offs to average loans to exclude the impact of the transfer of $447 million of loans to held for sale. In connection with the transfer, the Corporation charged-off $165.1 million and recognized an additional provision for loan and lease losses of $102.9 million. Further, the net income (loss) per diluted share for the year ended December 31, 2010 also was measured excluding the one-time favorable impact in retained earnings of $440.5 million resulting from the issuance of common stock in exchange for Series A through E preferred stock and from the issuance of the Series G preferred stock and amended warrant in exchange for Series F preferred stock (“exchange transactions”) completed in the third quarter of 2010. Management believes that these non-GAAP measures enhance the ability of analysts and investors to analyze trends in the Corporation’s business and to better understand the performance of the Corporation. In addition, the Corporation may utilize these non-GAAP financial measures as a guide in its budgeting and long-term planning process. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

	Net Loss and Loss per share (Non-GAAP to GAAP reconciliation)
	Quarter ended			Year ended
	December 31, 2010			December 31, 2010
	Net Loss attributable			Net Loss attributable
(In thousands, except per share information)	Net Loss	to common stockholders (diluted)(3)	Per Share (diluted)	Net Loss	to common stockholders (diluted)(3)	Per Share (diluted)
Net loss, net loss attributable to common stockholders and loss per share, excluding special items (Non-GAAP)	$(54,794)	$(73,229)	$(3.44)	$(327,666)	$(365,912)	$(32.35)

Special items:
Loan sale transaction (1)	(102,938)	(102,938)	(4.83)	(102,938)	(102,938)	(9.10)

Exchange transactions (2)	—	—	—	—	440,509	38.94

Net Income (loss) and earnings (loss) per share (GAAP)	$(157,732)	$(176,167)	$(8.27)	$(430,604)	$(28,341)	$(2.51)

1-	In the fourth quarter 2010, the Corporation recorded a charge of $102.9 million to the provision for loan and lease losses associated with $447 million of loans transferred to held for sale.

2-	In the third quarter of 2010, the Corporation recorded a one-time favorable impact to retained earnings of $385.4 million that represents the excess of the carrying amount of Series A through E preferred stock exchanged over the fair value of new common shares issued and of $55.1 million that represents the excess of the carrying amount of Series F preferred stock exchanged and original warrant over the fair value of new Series G preferred stock issued and amended warrant.

3-	The difference between the net loss and the net loss attributable to common stockholders consists of: (1) cumulative convertible preferred stock dividends of $5.3 million and $21.1 million for the quarter and year ended December 31, 2010, respectively, (ii) the accretion of the preferred stock discount of $13.1 million and $17.1 million for the quarter and year ended December 31, 2010, respectively, including an adjustment of $11.3 million recorded in the fourth quarter of 2010 as an acceleration of the Series G preferred stock discount accretion resulting from an amendment to the exchange agreement with the U.S. Treasury, and (iii) the aforementioned favorable impact to retained earnings of $440 million resulting from the exchange transactions completed in the third quarter of 2010.

	Provision for Loan and Lease Losses, Net Charge-Offs, Provision for Loans and
	Lease Losses to Net Charge-Offs, and Net Charge-Offs to Average Loans (Non-
	GAAP to GAAP reconciliation)
	Quarter ended		Year ended
	December 31, 2010		December 31, 2010
	Provision for Loan		Provision for Loan
(In thousands, except per share information)	and Lease Losses	Net Charge-Offs	and Lease Losses	Net Charge-Offs
Provision for loan and lease losses, net charge-offs, and average loans, excluding special items (Non-GAAP)	$93,409	$86,791	$531,649	$444,625

Special items:
Loan sale transaction (1)	102,938	165,057	102,938	165,057

Provision for loan and lease losses, net charge-offs and average loans (GAAP)	$196,347	$251,848	$634,587	$609,682

Provision for loan and lease losses to net charge-offs, excluding special items (Non-GAAP)	107.63%		119.57%

Provision for loan and lease losses to net charge-offs (GAAP)	77.96%		104.08%

Net charge-offs to average loans, excluding special items (Non-GAAP)	2.96%		3.60%

Net charge-offs to average loans (GAAP)	8.27%		4.76%

1-	In the fourth quarter 2010, the Corporation recorded a charge of $102.9 million to the provision for loan and lease losses and charge-offs of $165.1 million associated with $447 million of loans transferred to held for sale.
Item 8.01 Other Events.
On February 9, 2011, the Corporation announced that, pursuant to the non-binding letter of intent announced on December 7, 2010, it has entered into a definitive agreement to sell a loan portfolio with an unpaid principal balance of $516.7 million and a net book value of $438.5 million, before the charge-off taken to properly record the loan pool as held for sale as of December 31, 2010. Such loan portfolio is 94% adversely classified. A copy of the press release is attached hereto as Exhibit 99.2 and is hereby incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 9, 2011 — First BanCorp Reports Financial Results for the Fourth Quarter and Year Ended December 31, 2010

99.2	Press Release dated February 9, 2011 — First BanCorp Announces Loan sale

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2011	FIRST BANCORP
	By:	/s/ Orlando Berges
	Name:	Orlando Berges
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 9, 2011 — First BanCorp Reports Financial Results for the Fourth Quarter and Year Ended December 31, 2010

99.2	Press Release dated February 9, 2011 — First BanCorp Announces Loan sale